Exhibit 23(d)

                       Letterhead of L.P. Martin & Company

          CONSENT OF L.P. MARTIN & COMPANY, P.C., INDEPENDENT AUDITORS

        We consent to the reference to our firm under "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3) of United Dominion Realty Trust, Inc. for the registration of 130,416 shares of its Common Stock and to the incorporation by reference therein of (a) our report dated May 1,1998, with respect to the statement of rental operations of Dogwood Creek Apartments for the year ended December 31, 1997, included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K, dated June 9, 1998, filed with the Securities and Exchange Commission, (b) our report dated May 8, 1998, with respect to the combined statement of rental operations of Trails at Mount Moriah Apartments, Trails at Kirby Parkway Apartments, and Cinnamon Trails Apartments for the year ended December 31, 1997, included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K, dated June 9, 1998, filed with the Securities and Exchange Commission, (c) our report dated June 29,1998, with respect to the combined statement of rental operations of Audubon Apartments, Carmel Apartments, Cimarron City Apartments, Grand Cypress Apartments, Kenton Apartments, Peppermill Apartments, The Crest Apartments, and Village of Thousand Oaks Apartments for the year ended December 31, 1997,included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K, dated June 9, 1998, filed the Securities and Exchange Commission and
(d) our report dated with respect to the statement of rental operations of Rancho Mirage Apartments for the year ended December 31, 1997, included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K dated May 28, 1998, filed with the Securities and Exchange Commission.


/s/ L.P. Martin & Company, P.C.

L.P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
April 6, 1999